Exhibit 10.2

Consultancy Agreement

1.

Parties to this Agreement

a)

Party A: China Biologic Products, Inc. (OTCBB:CBPO)

b)

Party B: Stanley Wong (HKID:G618598(2))

2.

Terms of Consultancy

a)

Fees

i.

RMB40,000 or HK$ equivalent per month (at the exchange rate prevailing at the time of the payment), to be deposited in Party B’s Hong Kong account, without any PRC or Hong Kong personal income taxes or business taxes deducted, and

ii.

Stock Options: Subject to approval by Party A’s Board of Directors (or an appropriate Committee appointed by such Board of Directors), on or before June 1, 2008, Party B will be granted an Option to purchase 50,000 shares of Party A’s common stock (“Shares”) under the Company’s 2008 Equity Incentive Plan (the “Plan”).  The exercise price of the Option will be $4.00 per share; provided, however, that if the fair market value of the Shares as of the grant date is greater than $4.00 per share, then the exercise price of the Option will be the fair market value as of the grant date.  The Option will be vested in full and exercisable on the grant date.  The Option will be evidenced by a Stock Option Agreement as contemplated by the Plan, both of which will govern the Option, notwithstanding any other provision of this Agreement.

b)

During the Contract Period, Party A shall remit the fees or HK$ equivalent on the 15th day of the month following the month in which Party B performs Services (as defined below in Section 3(b)) for Party A, beginning with July 2008, to an account designated by Party B.

3.

Contract Period

a)

June 1, 2008 to December 31, 2008.

b)

Within the first thirty (30) days of the Contract Period, Party B will transition his work and duties to his successor, and during the entire Contract Period, he will provide consultancy services at the request of Party A with respect to capital financing, investor relations and accounting issues (collectively, the “Services”).

c)

Party A agrees to reimburse Party B for reasonable out-of-pocket expenses incurred during the course of Party B’s performance of the Services to Party A, upon presentation by Party B of an itemized account of such expenditures, in accordance with Party A’s practices consistently applied.

4.

Termination

a)

Either Party A or Party B may terminate this Agreement upon thirty (30) days written notice to the other party, or Party A may terminate this Agreement immediately and without notice with “Cause.”  Cause shall be defined as the occurrence of any willful misconduct by Party B, conduct by Party B that violates any applicable laws, or the breach by Party B of the Confidentiality provisions below in Section 6.

b)

In the event that Party A terminates this Agreement for reasons other than for Cause, Party A shall be required to continue to pay Party B his fees on a monthly basis for the remainder of the Contract Period.

c)

In the event that Party A terminates this Agreement for Cause, Party A shall only be required to pay Party B any fees owed to Party B through the date of termination.

d)

In the event that Party B voluntarily terminates this Agreement for any reason, he shall be paid any fees for the remainder of the thirty (30) day notice period, and thereafter, all obligations of Party A under this Agreement shall cease.

5.

Legal liabilities

a)

Party B agrees to legitimately perform the Services, and warrants that the Services performed will represent Party B’s best efforts and will be of the highest professional standards and quality. However, prior to adopting Party B’s recommendations, Party A shall consult its legal counsel.

b)

To the extent permitted by law, Party A shall indemnify and hold harmless Party B from any and all liabilities arising out of or in connection with the Services provided by Party B; provided, however, that such indemnification will not extend to matters related to Party A’s termination of this Agreement for Cause. Party A further shall not be responsible for any liabilities arising in connection with Party B’s willful misconduct or conduct that violates any applicable laws, or Party B’s breach of Section 6 (relating to Confidentiality).

6.

Confidentiality

a)

“Confidential Information” is defined as all information and materials, whether written or oral, relating to the business or operations of Party A, Party A’s clients, or of Party A’s opposing parties to a transaction, released or disclosed to the Party B by Party A, Party A’s clients, or by Party A’s opposing parties to a transaction (including their respective directors, officers, employees or representatives), or obtained by Party B through any other means either while Party B was employed by Party A (or any of Party A’s subsidiaries or affiliated companies) or while Party B performs the Services, which are not in the public domain and which in the reasonable opinion of Party A, are confidential, regardless of whether marked or designated as such.

b)

Party B agrees that he will not, both during the Contract Period and thereafter, divulge any Confidential Information, use any Confidential Information for personal purposes or for purposes other than the legitimate performance of Party B’s obligations under this Agreement, cause any unauthorized disclosure of any such Confidential Information by failing to exercise due care or due diligence, or violate any laws or regulations of the PRC pertaining to the use and disclosure of Party A’s Confidential Information or business secrets.

7.

Jurisdiction

a)

This agreement will be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

b)

The parties agree to negotiate in good faith to resolve any dispute among them regarding this agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 7(c) shall apply, unless the governing laws require otherwise.

c)

In the event the parties are unable to settle a dispute between them regarding this agreement in accordance with Section 7(b) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7(c). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

8.

Severability.  The parties intend this Agreement to be enforced as written.  However, (i) if any portion or provision of this Agreement is to any extent be declared illegal or unenforceable by a duly authorized court or arbitration tribunal having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect of the scope of such provision, the court or arbitration tribunal making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect of the scope of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

9.

Both Parties agree to sign this agreement in duplicate.

Party A:

Party B:

For and on behalf of

China Biologic Products, Inc

Director

Stanley Wong

May 9 , 2008

May 9 , 2008